CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the registration statements on Form S-8 (SEC File Nos. 333-60563, 333-12385 and 333-11417) and the registration statements on Form S-3 (SEC File Nos. 333-08557, 333-16439, 333-26619, 333-79595 and 333-80489) of FX Energy, Inc. and subsidiaries of our report dated February 8, 2000 relating to the consolidated financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

/s/

Salt Lake City, Utah
February 18, 2000